UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
_________________________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of report (Date of earliest event reported): October 6, 2006

IBF Fund Liquidating LLC

(Exact name of registrant as specified in its charter)

Delaware	333-71091*	06-1708882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Arthur Steinberg, as ICA Trustee Kaye Scholer LLP 425 Park Avenue New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 836-8564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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*             IBF Fund Liquidating LLC (the “Company”, “we”, “us” or “our”) is the transferee of the assets and certain liabilities of IBF Collateralized Finance Corporation (“CFC”), IBF VI - Secured Lending Corporation (“SLC”) and IBF Premier Hotel Group, Inc. (“IBF Hotel”) pursuant to the First Amended Joint Liquidating Plan of Reorganization (the “Plan”) with Respect To InterBank Funding Corp. (“IBF”), SLC, CFC and IBF Hotel (collectively, the “Debtors”) that was confirmed by order of the United States Bankruptcy Court for the Southern District of New York dated August 14, 2003 and approved in all respects by order dated September 5, 2003 of the United States District Court for the Southern District of New York. On December 10, 2003, the Plan went effective with respect to CFC, SLC and IBF Hotel. Pursuant to oral no-action relief provided by the Office of Chief Counsel, Division of Corporate Finance of the Securities and Exchange Commission (the “Commission”) on August 12, 2003 (the “No-Action Relief”), the Company is submitting this Current Report under cover of Form 8-K under SLC’s former Commission file number. Pursuant to the No-Action Relief, this Current Report need not and does not comply with all of the requirements of Form 8-K and is not deemed filed pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 8.01	Other Events

During the period from February 1, 2006 through July 31, 2006 (the “Fifth Interim Period”), IBF Fund Liquidating LLC (the “Company”) collected approximately $1,437,435 and disbursed approximately $1,197,415 for a net increase to cash of approximately $240,020. Collections in the Fifth Interim Period resulted primarily from (i) the sale of the Fairfield Inn (Marriott) hotel in Vinings, Georgia in August 2006, which resulted in a recovery of $3.8 million by the Company and (ii) the settlement of the Company’s residual interest in a hotel in the Tribeca section of lower Manhattan, which resulted in the recovery of $1 million by the Company (in addition to amounts previously recovered from this asset), (iii) the collection of approximately $200,000 of funds deposited into escrow in connection with the sale of Investment & Benefit Services, Inc. n/k/a American Benefit Resources, Inc., (iv) recoveries on avoidance claims asserted on the Company’s behalf aggregating approximately $22,000, (v) collections from the Company’s two residential mortgage securitization assets aggregating approximately $46,523, (vi) monthly installments due under a settlement with a former borrower, 1970 Asset Management, and its principal, Ed Stein, aggregating approximately $62,500 and (vii) the settlement of additional claims to recover commissions paid to broker/dealers who raised capital from investors in late December 2001 through early January 2002 aggregating approximately $10,000. No distribution was made in the Fifth Interim Period. For more information, see the Fifth Interim Report Following Effective Date of Joint Liquidating Plan with Respect to the Debtors, attached hereto as Annex A, which is incorporated herein by reference.

In October 2006, the Company distributed $5,000,000 under the Plan. For more information, see the Letter to All Holders of Membership Interests in IBF Fund Liquidating LLC or IBF V - Alternative Investment Holdings, LLC, attached hereto as Annex B, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBF FUND LIQUIDATING LLC

Date: October 12, 2006	By: /s/ ARTHUR J. STEINBERG
Arthur J. Steinberg, as ICA Trustee
Manager and Liquidating Agent

ANNEX A

Arthur J. Steinberg (AS 1298)

Heath D. Rosenblat (HR 6430)

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

212/836-8000 telephone

212/836-7157 facsimile

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, vs. IBF COLLATERALIZED FINANCE CORP., IBF-VI SECURED LENDING CORP., INTERBANK FUNDING CORP., AND SIMON A. HERSHON INDIVIDUALLY, Defendants.	) ) ) ) ) ) ) ) ) ) ) )	Case No. 02-CV-5713-JES

FIFTH INTERIM REPORT FOLLOWING EFFECTIVE DATE OF

JOINT LIQUIDATING PLAN WITH RESPECT TO THE DEBTORS

August 30, 2006

This fifth interim report (“Report”) is submitted on behalf of IBF Liquidating LLC (“IBF LLC”) and IBF Fund Liquidating LLC (“Fund LLC” and, collectively, the “Liquidating LLCs”), pursuant to Section 9.3 of the Joint Liquidating Plan with Respect to the Debtors1 (as amended, “Plan”), and Paragraph 1 of the Bankruptcy Court’s “Post-Confirmation Order and Notice” dated August 28, 2003. This Report addresses the period from February 1, 2006 through July 31, 2006 (“Fifth Interim Period”).2

I.

EXECUTIVE SUMMARY

A.	Receipts and Disbursements

In the Fifth Interim Period, Fund LLC collected roughly $1,437,435 and disbursed roughly $1,197,415 for a net increase to cash of roughly $240,020.

Collections in the Fifth Interim Period resulted primarily from (i) the sale of the Fairfield Inn, which closed in August 2006 (after the end of the Fifth Interim Period) and resulted in a recovery of $3.8 million by Fund LLC; (ii) settlement of Fund LLC’s remaining interest in the Tribeca project, which resulted in the recovery of $1 million by Fund LLC (in addition to amounts previously recovered from this asset); (iii) collection of roughly $200,000 on funds escrowed in connection with the sale of Investment & Benefit Services, Inc. n/k/a American Benefit Resources, Inc. (“I&BS”); (iv) recoveries on avoidance claims asserted on Fund LLC’s behalf ($22,000); (v) collections from the two residential mortgage securitization assets

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1

“Debtors” refers to InterBank Funding Corp. (“IBF”), IBF Collateralized Finance Corp. (“CFC”), IBF VI-Secured Lending Corp. (“SLC”) and IBF Premier Hotel Group, Inc., all debtors in chapter 11 cases pending in the Bankruptcy Court for this District, In re InterBank Funding Corp. et al., No. 02-41590 (BRL) (Jointly Administered). CFC and SLC are referred to collectively throughout this Report as the “Funds.” “ICA Trustee” refers to Arthur Steinberg, in his capacity as trustee of the Funds and their respective subsidiaries under the Investment Company Act of 1940, pursuant to this Court’s appointment on December 5, 2002.

2

For a summary of earlier events, reference is made to the four prior interim reports dated July 26, 2004, February 1, 2005, August 5, 2005, and February 21, 2006, respectively. Copies of the prior reports and other important documents are available for printing or downloading at no cost at the Liquidating LLCs’ website, <www.ibffund.com>.

($46,523); (vi) monthly installments due under a settlement with a former borrower, 1970 Asset Management, and its principal, Ed Stein ($62,500); and (vii) settlement of additional claims to recover commissions paid to broker/dealers who raised capital from investors in late Dec. 2001 – early Jan. 2002 ($10,000).

In the Fourth Interim Period, Fund LLC made two distributions, its fourth and fifth under the Plan, disbursing $10 million. As reported at the time, no significant recoveries were projected for the Fifth Interim Period and so no distribution was made in the Fifth Interim Period. Fund LLC is proposing to make the next distribution, its sixth, in October 2006, as discussed below. To date, Fund LLC has made five (5) distributions under the Plan totaling approximately $45,424,000 – Escrow Claimants (the 286 investors with allowed claims in Classes CFC-3 and SLC-3 under the Plan) have recovered roughly $21,547,000, or 80.4%, and Non-Escrow Claimants (i.e., investors and other creditors with allowed claims in Classes CFC-4, CFC-5, SLC-4, SLC-5 and IBF Hotel-4) have recovered roughly $23,877,000, or 14.2%.

Looking ahead, there are material investments remaining to be liquidated. Future collections will be derived primarily from (i) the subordinated debt and equity received in connection with the sale of US Mills, (ii) the development or disposition of the failed resort development project on Cat Island in the Bahamas, (iii) the development or disposition of the failed resort development project in San Antonio, Texas; (iv) escrowed funds and the common stock received in connection with the sale of I&BS, (v) the remaining value, if any, of the two securitization assets, (vi) collections from the settlement with a former borrower, 1970 Asset Management, and its principal, Ed Stein; and (vii) the Funds’ limited partnership interest in one remaining hotel, the Hilton Garden in Round Rock, TX.

B.	Proposed Distribution

Fund LLC is proposing to make the next distribution, its sixth under the Plan, in October 2006, in the total amount of $5,000,000. If approved, $531,356 (1.98%) will be paid to Escrow Claimants and $4,469,644 (2.66%) to Non-Escrow Claimants, bringing their total recoveries to approximately $22,078,507 (82.4%) and $28,357,806 (16.9%), respectively. Fund LLC has completed its efforts collecting on broker/dealer commissions earned during the Escrow period. Therefore, as provided for in the Plan, the proposed payment to the Escrow Claimants includes the net proceeds ($427,300) recovered from the broker/dealer commission settlements.

C.	Procedures for Objecting to Proposed Distribution

Pursuant to Section 9.3 of the Plan, parties in interest wishing to object to the proposed distribution must file a written objection with the Clerk of this Court and serve the objection on the ICA Trustee and the Liquidating LLCs so as to be received at least five (5) days prior to the date of the proposed distribution. For purposes hereof, the date of the proposed distribution is October 4, 2006, so objections, if any, must be filed and served no later than September 29, 2006. In the absence of any such objections, the Liquidating LLCs will make the distribution in the amount and manner so proposed on or as soon after such date as may be practicable.

II.

PROGRESS REPORT FOR

FIFTH INTERIM PERIOD

A.	Prior Distributions by Fund LLC[3]

To date, Fund LLC has made five distributions under the Plan, paying out a total of approximately $45,424,000 to investors and the Funds’ other creditors as follows –

•             In December 2003, Fund LLC made its initial distribution, distributing $19,284,162: (a) Escrow Claimants were paid $15,632,103 (58.3%), and (b) Non-Escrow Claimants were paid $3,566,510 (2.2%). Certain investors chose to receive a one time payment (cash-out claim) in lieu of participating in the liquidation process; these payments totaled roughly $12,000. The remaining balance, $72,907, was reserved for (and has since been paid to) members of AIH.

•             In October 2004, Fund LLC made its second distribution, distributing $9,152,153: (a) Escrow Claimants were paid $5,297,466 (19.8%), bringing their total recovery to $20,929,569 (78.1%), and (b) Non-Escrow Claimants were paid $3,777,468 (2.2%), bringing their total recovery to $7,343,978 (4.5%). The remaining balance, $77,220, was reserved for (and has since been paid to) members of AIH.

•             In February 2005, Fund LLC made its third distribution, distributing $7,000,000: (a) Escrow Claimants were paid $254,298 (0.9%), bringing their total recovery to $21,183,867 (79.0%), and (b) Non-Escrow Claimants were paid $6,610,566 (4.0%), bringing their total recovery to $13,954,544 (8.5%). The remaining balance, $135,135, was reserved for (and has since been paid to) members of AIH.

•             In September 2005, Fund LLC made its fourth distribution, distributing $4,000,000: (a) Escrow Claimants were paid $145,314 (0.6%), bringing their total recovery to $21,329,181 (79.6%), and (b) Non-Escrow Claimants were paid $3,777,465 (2.3%), bringing their total recovery to $17,732,009 (10.8%). The remaining balance, $77,221, was reserved for (and has since been paid to) members of AIH.

•             In November 2005, Fund LLC acquired the assets of AIH and made a special distribution of $362,483 solely to AIH members, meant as a “catch-up” payment to account for earlier distributions to the Funds’ investors. Following that payment, AIH members are entitled to share pro rata in distributions to Non-Escrow Claimants.

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3

As previously reported, IBF LLC has no material assets and has made no distributions to IBF’s creditors; nor does it appear that IBF LLC will recover any assets which could be distributed to IBF’s creditors. The Plan further requires that, before making any distributions to IBF’s creditors, IBF LLC must first repay amounts advanced by the Funds during the chapter 11 cases to pay IBF’s share of administrative expenses. Consequently, IBF LLC is not expected to make any distributions. Fund LLC is continuing to pay IBF LLC’s share of administrative costs, but the work required is minimal and the cost is not material.

•               In December 2005, Fund LLC made its fifth and most recent distribution, distributing $6,000,000: (a) Escrow Claimants were paid $217,971 (0.8%), bringing their total recovery to $21,547,152 (80.4%), and (b) Non-Escrow Claimants were paid $5,782,029 (3.4%), bringing their total recovery to $23,876,521 (14.2%).

B.	Entitlement to Future Distributions

Fund LLC made the initial distribution from an escrow account, the “SEC Escrow,” established pursuant to discussions with the Staff of the SEC to segregate proceeds raised from investors in late Dec. 2001 – early Jan. 2002. At the time of the initial distribution, the SEC Escrow had a value of roughly $24,450,000, of which $19,284,162 was paid out and the balance was reserved to fund the costs of administration, in exchange for which Fund LLC issued to Escrow Claimants a five-year, 3.5% note, the “Escrow Note.” Under the terms of the Plan, the Escrow Note had to be retired before any further distributions to Non-Escrow Claimants.

In October 2004, Fund LLC retired the Escrow Note. Subsequent distributions were, and will continue to be, primarily for the benefit of Non-Escrow Claimants, subject to the following –

•              First, Fund LLC is seeking to recover commissions paid to broker/dealers who sold the Funds’ securities to investors in late Dec. 2001 – early Jan. 2002. Under the Plan, any commissions recovered (subject to a cap of $3.79 million) must be distributed, net of expenses, to Escrow Claimants. To date, Fund LLC has recovered total commissions of $652,300, before expenses. No further such recoveries are expected and as described above $427,300 is now being distributed to Escrow Claimants, which represents the amounts recovered net of expenses.

•              Second, as part of their recovery package, Escrow Claimants received “Deficiency Claims” equal to the difference between their initial investments (appx. $26,864,853) and their recoveries from the SEC Escrow (appx. $15.6 million) and Escrow Note (appx. $5.1 million). Under the Plan, Escrow Claimants exchanged their Deficiency Claims for Fund LLC interests, making them a minority owner of Fund LLC. That percentage is now fixed; Escrow Claimants own a 3.63% interest in Fund LLC.

•              Finally, in connection with Fund LLC’s acquisition of the assets of AIH, AIH owns, for the benefit of its members, a 1.93% interest in Fund LLC.

C.	Administrative Matters
1.	Tax/Reporting

The 2005 tax returns were filed and Form K-1’s were mailed in March 2006. Investors are strongly encouraged to consult their personal tax advisors for advice on how this may affect them.

2.	Winddown/Dissolutions

During the Fifth Interim Period, the ICA Trustee and his advisors completed the necessary dissolution filings for several of the investment vehicles utilized by the Funds. One, IBF Mortgage Holdings, was completed in May 2006. Two others – HIM Portland and Plymouth Venture – are being processed by applicable state authorities. A number of other investment vehicles will need to be dissolved once their assets are liquidated and all pending matters are resolved.

D.	Investment Portfolios

The following is a summary of activities during the Fifth Interim Period concerning the investments remaining in the Funds’ portfolios. Reference is made to Exhibit D of the Preliminary Report of Arthur J. Steinberg, Trustee (“Preliminary Report”), filed herein on February 18, 2003, for a more thorough description of the Funds’ portfolio investments.

1.	Platform Companies
	a.	I&BS/ABR

The sale of I&BS closed in November 2005. National Investment Managers, Inc. (“NIM”) acquired I&BS for $8,000,000 cash (subject to certain adjustments), plus $1 million in restricted shares of common stock of NIM, plus NIM assumed all or substantially all of I&BS’s liabilities. Fund LLC received initial cash of $7,458,665 at closing and, during the Period, an additional $200,000 of funds escrowed as part of the sale agreement. These recoveries exceeded the Plan’s projections. The ICA Trustee and his advisors are continuing to monitor matters respecting escrowed funds relating to the NIM’s assumption of liabilities and the value of the

NIM common stock but, at this time, it is unclear if these will result in any additional recovery by Fund LLC.

b.	US Mills

The sale of US Mills closed in November 2005. Reference is made to the Fourth Interim Report (pp. 7-9) for an account of the multiple phases of negotiations required to get to closing. Ultimately, in connection with the sale, Fund LLC received (i) $1,003,349 in cash, plus (ii) a subordinated note issued by the buyer, Sunset Brands, and US Mills for $1 million, plus (iii) a subordinated note issued by Sunset and US Mills for $5 million, plus (iv) a 12% secured convertible debenture issued by Sunset in the amount of $5 million, plus (v) $3 million in preferred shares of US Mills.

The two subordinated notes mature three years from closing (i.e., Nov. 2008). Fund LLC’s $1 million note is accruing interest at the same rate as a working capital facility Sunset obtained from a third-party lender, CapitalSource Finance LLC (“CapSource”). Fund LLC’s $5 million note is accruing interest at 12%, with interest accruing or “paid in kind” for the first year and thereafter Sunset and US Mills can elect to pay up to 50% of interest payable on each payment date as paid in kind with the remaining interest being paid in cash on a monthly basis (i.e., beginning in December 2006).

As security for the two notes, Fund LLC received junior liens in substantially all of the assets of US Mills and Sunset. The notes are contractually subordinate to CapSource’s debt, which has a term and a revolver component and has a current balance of approximately $4.6 million. Fund LLC was also given certain rights to “put” portions of its debt to Sunset’s CEO, Sunset’s parent, and a third party, Chadmoore Wireless Group Inc., as early as November 2006. Those put rights are subject to the terms and conditions of the applicable agreements providing for such put rights; Fund LLC’s enforcement rights are generally restricted as well under the applicable agreements.

From an operational standpoint, the new venture is struggling. US Mills has violated certain of its financial covenants and is in default under CapSource’s and Fund LLC’s respective debt. Sunset is trying to restructure US Mills’ balance sheet and is seeking equity investors to provide additional capital. For several months, Sunset has said it is preparing to do a PIPE (Private Investment in Public Equity) offering to raise capital but a number of self-imposed deadlines have passed and Sunset has demonstrated little or no progress toward such offering. In June 2006, Sunset signed a forbearance agreement with CapSource to buy time to try and raise additional money. CapSource’s forbearance expires by its terms at the end of August 2006.

Sunset and the ICA Trustee have discussed how Fund LLC’s debt and equity might be treated as part of a proposed restructuring but those discussions were preliminary in nature and are premised upon, among other things, Sunset raising the additional capital that, so far, it has been unable to find. By virtue of the subordination and intercreditor agreement with CapSource, Fund LLC is restricted in its abilities to enforce its remedies and so, for now, the ICA Trustee and his advisors are monitoring the situation. Based upon Fund LLC’s collateral package, which includes among other things the various third party pledges, it is still anticipated that the remaining investments in US Mills will be a source of additional recovery for Fund LLC, albeit not for the full amount.

c.	Capstone Capital LLC

There is nothing new to report. Capstone was in the business of providing financial support to companies by purchasing pre-sold inventory and, upon shipment, reselling to the client’s factors. Fund LLC is owed principal of $5,300,000, secured by a lien against Capstone’s assets that is immediately junior to a first mortgage in favor of Northfork Bank, which has a balance owing of approximately $800,000. The ICA Trustee is continuing to monitor Capstone’s collection efforts but all indications are that this will not be a material source of recovery for Fund LLC.

2.	Operating Hotels
	a.	Hilton Garden Inn

There is nothing significant to report regarding the Hilton Garden Inn, a 122-room hotel in Round Rock, Texas (near the headquarters of Dell Computers). The hotel is owned by Chisholm Partners, Ltd. (“Chisholm”) and is subject to a first lien of $6.3 million held by Union Bank & Trust Co. Fund LLC owns only a limited partnership interest (75%) in Chisholm. In June 2006, the ICA Trustee met with the general partner to discuss exit scenarios for the Hilton Garden Inn and a related property, the Fairfield Inn (discussed below). The general partner is seeking a buyer for the Hilton Garden Inn but so far, progress has been slow. The hotel’s revenues appear to be improving but it is unclear what kind of market there is for the hotel and so, for now, it is unclear what if anything will be recovered on Fund LLC’s behalf.

b.	Fairfield Inn

The Fairfield Inn (Marriott) is a 144-room hotel in Vinings, Georgia (near the headquarters of Home Depot). Fund LLC owns a limited partnership interest (90%) in the owner, Vinings Partners LP (“Vinings”). As noted, the ICA Trustee met with the general partner in June 2006 to discuss exit strategies for the Hilton Garden Inn and Fairfield Inn. On August 4, 2006, Vinings sold the Fairfield Inn. The net proceeds were used to retire the first mortgage of $5.6 million held by Union Bank & Trust Co. On account of its limited partnership interest, Fund LLC recovered $3.8 million, far in excess of the Plan’s projected recovery of $100,000.

c.	Comfort Inn

The Comfort Inn was sold in 2005. After the sale closed, the management company received a notice of assessment of additional sales and use tax from the Florida Department of Revenue, claiming additional taxes owed in excess of $100,000. The ICA Trustee is working with the management company, which filed an appeal with the Florida Department and disputes all or a portion of the additional assessment. At this stage, it is unclear whether Fund LLC or the management company may be required to fund any portion of the additional assessment.

3.	Development Properties
	a.	Tribeca

As previously reported, by virtue of settlements negotiated with the owners of the primary parcel and an adjacent parcel in 2003 and 2004, respectively, Fund LLC recovered $478,000 plus a residual interest in any future development of a hotel at that location.

In May 2006, The ICA Trustee met with the owner of the primary parcel to tour the site and discuss exit scenarios. These discussions culminated in an agreement to amend the prior settlement agreement to allow for an immediate liquidation of Fund LLC’s interest. Under the terms of the revised deal, which was approved by the Bankruptcy Court in June 2006, Fund LLC exchanged its residual interest for $1 million in cash.

b.	SAHR

This is a hotel development project in San Antonio, Texas, part of a 2,855-acre mixed-use development centered around a proposed new world-class golf course. Fund LLC owns (through a wholly-owned subsidiary, SAHR, LLC) 24% of a limited partnership, CCRHD, that owns a 30-acre parcel originally intended for use as the site of the hotel. As the project has evolved the plans have changed and the parcel is now slated for use as part of the proposed golf course and driving range. The master project is being developed by Lumberman’s (n/k/a Forestar), which controls the remaining 76% of CCRHD, and there is an initial agreement in place to construct a Marriott hotel. However, progress is slow and, due to various factors outside of Fund LLC’s control (e.g., negotiations over water rights and other sensitive environmental issues, a non-annexation agreement negotiated with the local municipality, etc.), Lumberman’s and Marriott do not anticipate closing on the development agreement until 2007.

In the Fifth Interim Period, the ICA Trustee initiated discussions with Lumberman’s and, more recently, Marriott, concerning possible exit strategies for Fund LLC. Those discussions culminated in an offer from Lumberman’s to acquire Fund LLC’s 24% limited partnership interest in the partnership, CCRHD, that owns the 30-acre parcel. The ICA Trustee is evaluating the proposal and completing due diligence concerning the development. If the parties agree on terms, the ICA Trustee plans to seek approval of the Bankruptcy Court and close in 30-60 days.

c.	Anguilla

Reference is made to the Fourth Interim Report (pp. 11-14) for a detailed account of the background relating to the development and litigation concerning the Funds’ involvement in a failed resort development project on 1,407 acres on Anguilla Beach, Cat Island, Bahamas.

1)	Sale Efforts

In the Fifth Interim Period, the ICA Trustee initiated discussions with the owner of the property, Ervin Knowles, and Knowles’ advisors to explore development or sale opportunities. The owner expressed a willingness to cooperate with the ICA Trustee but nothing concrete followed and recent efforts to contact the owner have gone unanswered. The ICA Trustee is hopeful that the dialogue will continue but is simultaneously considering other alternatives.

In May 2006, the ICA Trustee and his advisors met with several brokers to discuss exit scenarios. The discussions continued for several months while the ICA Trustee engaged in discussions with the owner and finally, in July 2006, Fund LLC hired CB Richard Ellis (“CBRE”). CBRE is conducting a targeted search for a purchaser for Fund LLC’s second mortgage. That process should run its course over the next few months, after which Fund LLC should have a good idea of the value of its debt. If the bids are not acceptable, the ICA Trustee will then look at other alternatives.

2)	Pending Litigation

On the litigation front, there is nothing significant to report. In March 2006, there was a settlement conference in the malpractice case against IBF’s former counsel, Thomas Evans, pending in the Commonwealth of the Bahamas. Evans expressed little interest in settling the matter and so the case was docketed for a pretrial conference. The pretrial conference was scheduled for April 2006 and later continued due to the retirement of the mediation judge. The parties are waiting for a new date and were recently told the matter may not be heard until 2007. The ICA Trustee is pressing the issue with local counsel but progress continues to be slow.

4.	Securitization Assets

There is nothing significant to report. These assets were some of the best performers in the Funds’ portfolios but the recoveries are mostly finished and all that remains are the “long-tail” recoveries under these securities. Monthly collections have dropped close to zero, as projected, and are not expected to ramp up for several years. Fund LLC’s advisor, the Berkshire Group, is soliciting bids for these residual interests but the process is slow going. Berkshire initially sought bids from the two deal sponsors, CSFB and Lehman Brothers, but their interest appears tempered by the fact that most of the significant recoveries are completed. Berkshire recently expanded its target list to other possible buyers and is trying to develop interest.

E.	Claims Objections

All claims objections have been resolved.

F.	Litigation
1.	Stein/1970 Asset Mgt

Fund LLC continues to collect on the settlement signed in 2004 with a former borrower, 1970 Asset Management, and its principal, Ed Stein. The settlement calls for monthly installment payments of $12,500 per month. In the Fifth Interim Period, Fund LLC collected an additional $62,500, bringing its total recovery to $488,000. Stein is two months in arrears ($25,000), but advised recently that these payments will be made up in the near term. The settlement calls for monthly installment payments of $12,500 through December 2008.

2.	Avoidance Claims

Fund LLC originally filed 19 adversary proceedings to recover preferential or fraudulent transfers and entered into tolling agreements with another 31 potential defendants. At the beginning of the Fifth Interim Period only four of these matters were still open – two were in litigation and two were subject to tolling agreements. The two litigation matters are now settled and Fund LLC recovered an additional $22,000. The two tolled matters have also been resolved. In the first, Fund LLC recovered $10,000 and is owed another $10,000 in October 2006. In the second, the ICA Trustee determined that the defendant, a defunct broker, has no assets to pursue and took a confession of judgment, entered by the Bankruptcy Court on August 6, 2006.

In addition, Fund LLC is holding six default judgments from a prior period. In the Fifth Interim Period, Fund LLC conducted limited post-judgment discovery. Those efforts did not result in any recoveries and the ICA Trustee believes that no further investment is warranted.

As a final accounting matter, Fund LLC collected an additional $32,000 from the settlement of avoidance claims in the Fifth Interim Period. Of that amount, $10,000 was collected from broker/dealers and is payable, net of expenses, to Escrow Claimants under the Plan. That makes the total broker/dealer commissions recovered, prior to expenses, $652,300.

3.	Outstanding Judgements

Fund LLC inherited several judgments from the Funds that are still outstanding – specifically, a $1.65 million judgment against Entertainment & Mortgage Corp. and Bruce Friedman, and a $950,000 judgment against Walter J. Kassuba. Efforts to collect those judgments are on-going.

In the Fifth Interim Period, the ICA Trustee conducted certain post-judgment discovery with respect the judgment against Kassuba, which included taking his examination and reviewing various materials produced by him to support a claim of financial hardship. The ICA Trustee has also engaged in discussions with counsel to Bruce Friedman about a possible settlement of his exposure and is requesting information to substantiate his hardship claim.

Both matters are the subject of continuing investigation but it is suffice to say that, in both instances the judgment debtor has asserted financial hardship which, if accurate, would likely mean these judgments will not be a material source of recovery for Fund LLC.

G.	Global Settlement with Hershon

The Third Interim Report (p. 19) provided an in-depth account of the global settlement with Hershon et al. The Forth Interim Report set forth that, prior to the global settlement with Hershon, the District Court in Washington, DC, dismissed securities claims asserted by a proposed class of investors against, among others, Radin Glass & Co. (the Funds’ former accountants) and CIBC World Markets Corp. (a broker of the Funds’ securities). Following the global settlement with Hershon, the DC Court of Appeals vacated in part and remanded in part the dismissals of Radin Glass and CIBC. Those matters are still pending in the DC District Court. The ICA Trustee is not involved in that litigation and its outcome is not expected to have any impact on the global settlement negotiated with Hershon. If, however, the litigation is renewed and ultimately successful or settled in the class’ favor, it could result in an additional dividend payable to the Funds’ investors. At this stage, it appears there are significant hurdles for the litigation to continue but the ICA Trustee will monitor the case for new developments.

III.
FINANCIAL CONDITION

OF LIQUIDATING LLCS

Unaudited balance sheets and statements of operations summarizing the Liquidating LLCs’ financial condition as of July 31, 2006, are attached hereto as Exhibit A.4

Dated:	New York, New York
August 30, 2006

IBF Liquidating LLC and

IBF Fund Liquidating LLC

By:  /s/ Arthur J. Steinberg

  Arthur J. Steinberg, ICA Trustee, as

  Manager and Liquidating Agent

Counsel to the ICA Trustee:

Arthur J. Steinberg (AS 1298)

Heath D. Rosenblat (HR 6430)

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

212/836-8000 telephone

212/836-7157 facsimile

_________________________

4

The amounts used on the balance sheet attached hereto reflect values assigned at Fund LLC’s inception and do not reflect current market value. Further, the amounts included in Exhibit A are for purposes of this Report only, and should not be used for tax accounting purposes.

IBF Fund Liquidating, LLC
Balance Sheet
For the period ending July 31, 2006
(Unaudited)

ASSETS
Cash		5,272,674
Investments
Investment in Operating Businesses	8,122,247
Investment in Operating Hotels	155,000
Investment in Real Estate Development Properties	5,318,001
Investment in Securitization Assets	74,989

Total Investments		13,670,237
Miscellaneous Assets		493,603

Total Assets			19,436,514

LIABILITIES
Current Liabilities
Accounts Payable	166,515
Accrued Expenses-Professional Fees	100,000

Total Current Liabilities		266,515
Equity
Member Interest in LLC	25,044,782
Net Income	(5,874,783)

Total Equity		19,169,999

Total Liabilities and Equity			19,436,514

The amounts used on this balance sheet reflect values assigned at Fund LLC's inception and do not reflect current market value. Further, the amounts included are for purposes of this Report only, and should not be used for tax accounting purposes.

ANNEX B

425 PARK AVENUE

NEW YORK, NEW YORK I0022-3598

(2I2) 836-8000

October 6, 2006

TO:	ALL HOLDERS OF MEMBERSHIP INTERESTS IN IBF FUND LIQUIDATING
LLC OR IBF V -ALTERNATIVE INVESTMENT HOLDINGS, LLC

Re:	SEC vs. IBF Collateralized Finance Corp. et al., No. 02-CV-5713 (“SEC Litigation”) In re InterBank Funding Corp. et al., No. 02-41590 (“Chapter 11 Cases”)

You are receiving this letter in connection with a distribution being made by IBF Fund Liquidating LLC (“Fund LLC”), its sixth, in the aggregate amount of $5,000,000. The funds being distributed include: (i) the proceeds from the sale of the Fairfield Inn that were realized by Fund LLC on account of its limited partnership interest in the hotel and, (ii) the proceeds realized in connection with the settlement concerning the Tribeca development project.

As explained in prior letters, investor claims fall into one of two categories under the Joint Liquidating Plan (“Plan”) confirmed in the Chapter 11 Cases – “Escrow Claims” and “Non-Escrow Claims.” The 286 investors who received Escrow Claims under the Plan were notified in January 2004. All other investors received Non-Escrow Claims, including those who originally invested in IBF V-Alternative Investments Holdings, LLC (“AIH”).

Of this distribution of $5,000,000, $4,468,644 (2.66%) will be paid to Non-Escrow Claimants and $531,356 (1.98%) to Escrow Claimants (this amount reflects a final distribution of only the net proceeds of the broker/dealer commission settlements as provided for under the Plan). This sixth distribution will bring total recoveries for Non-Escrow Claimants to roughly $28,357,806 (16.9%) and for Escrow Claimants to roughly $22,078,507 (82.4%).

Please be reminded that if you originally purchased your notes or bonds through a qualified retirement account (e.g., 401K or IRA) or a trust account, your payment will be delivered to that account custodian or trustee along with a copy of this letter. Also, please note, your distribution will be subject to whatever restrictions there may be on your account.

Yours Very Truly,

              /s/ Arthur J. Steinberg

Arthur J. Steinberg, ICA Trustee